Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated February 26, 2016, relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) appearing in this Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2015.

Form S-3 Registration Nos.
333-192080
333-192081
333-192082
333-192083
333-202371
333-202372

DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 26, 2016

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